Exhibit 99.3

EVERYSTORY, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

EVERYSTORY, INC.

FINANCIAL STATEMENTS

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

EveryStory, Inc.

We have audited the accompanying balance sheets of EveryStory, Inc. as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two year period ended December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EveryStory, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $783,596 and recurring net losses as of December 31, 2015 which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, UT

September 30, 2016

F-3

EVERYSTORY, INC.

BALANCE SHEETS

As of December 31,

	2015	2014
ASSETS
CURRENT ASSETS
Cash	$27,238	$8,641
Prepaid expenses	21,390	–
Deposits	1,000	–
TOTAL CURRENT ASSETS	49,628	8,641

LONG TERM ASSETS
Property and equipment, net	1,648	397
TOTAL LONG TERM ASSETS	1,648	397

TOTAL ASSETS	$51,276	$9,038

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$149,965	$1,409
Accrued interest	17,993	–
Notes payable-related party	61,064	4,718
Convertible notes payable, net	189,243	–
Convertible notes payable-related party, net	29,114	–
TOTAL CURRENT LIABILITIES	447,379	6,127

LONG TERM LIABILITIES
Convertible notes payable, net	270,000	–
Convertible notes payable-related party, net	30,000	–
TOTAL LONG TERM LIABILITIES	300,000	–

TOTAL LIABILITIES	747,379	6,127

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock 10,000,000 Shares Authorized; $0.0001 Par Value; 0 shares issued and outstanding as at December 31, 2015 and 2014	–	–
Common stock 20,000,000 Shares Authorized; $0.0001 Par Value; 2,050,000 and 1,100,000 shares issued and outstanding as at December 31, 2015 and 2014	205	110
Additional paid in capital	87,288	9,890
Accumulated deficit	(783,596)	(7,089)
Total Stockholders' Equity (Deficit)	(696,103)	2,911
Total Liabilities and Stockholders' Equity (Deficit)	$51,276	$9,038

The accompanying notes are an integral part of these audited financial statements

F-4

EVERYSTORY, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31,

	2015	2014
REVENUES
Sales	$–	$–
Cost of services	–	–
GROSS PROFIT	–	–

OPERATING EXPENSES
Amortization and depreciation	915	–
General and administrative	590,569	3,800
Professional fees	156,573	1,408
TOTAL OPERATING EXPENSES	748,057	5,208

OPERATING LOSS	(748,057)	(5,208)

OTHER EXPENSES
Interest expense	(21,350)	–
Impairment of intangible assets	(7,100)	–
TOTAL OTHER EXPENSES	(28,450)	–

NET LOSS	$(776,507)	$(5,208)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	1,709,863	470,137

Loss per share
Basic and diluted	$(0.45)	$(0.01)

The accompanying notes are an integral part of these audited financial statements

F-5

EVERYSTORY, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance December 31, 2013	–	$–	$–	$(1,881)	$(1,881)

Common stock issued for cash	1,100,000	110	9,890	–	10,000

Net loss for the year ended December 31, 2014	–	–	–	(5,208)	(5,208)

Balance December 31, 2014	1,100,000	110	9,890	(7,089)	2,911

Common stock issued for cash	900,000	90	9,910	–	10,000

Common stock issued for services	50,000	5	33,495	–	33,500

Fair value of options vested	–	–	33,993	–	33,993

Net loss for the year ended December 31, 2015	–	–	–	(776,507)	(776,507)

Balance December 31, 2015	2,050,000	$205	$87,288	$(783,596)	$(696,103)

The accompanying notes are an integral part of these audited financial statements

F-6

EVERYSTORY, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(776,507)	$(5,208)
Adjustments for non-cash items:
Amortization and depreciation	4,272	217
Impairment of intangible assets	7,100	–
Stock issued for services	33,500	–
Options issued for services	33,993	–
Operating expense paid in behalf of the company	69,499	–
Changes in operating assets and liabilities:
Prepaid expenses	(21,390)	–
Deposits	(1,000)	–
Accounts payable and accrued liabilities	148,556	1,408
Accrued interest	17,993	–
NET CASH USED IN OPERATING ACTIVITIES	(483,984)	(3,583)

CASH FLOWS FROM INVESTING ACTIVITIES
Property and equipment	(2,166)	–
Intangible assets	(7,100)	–
NET CASH USED IN INVESTING ACTIVITIES	(9,266)	–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net	10,000	10,000
Proceeds from issuance of notes payable - related party	135,000	500
Proceeds from issuance of convertible notes	456,333	–
Proceeds from issuance of convertible notes - related party	58,667	–
Payment of notes payable - related party	(148,153)	–
NET CASH PROVIDED BY FINANCING ACTIVITIES	511,847	10,500

NET CHANGE IN CASH AND CASH EQUIVALENTS	18,597	6,917
CASH AND CASH EQUIVALENTS
Beginning of period	8,641	1,724
End of period	$27,238	$8,641

NON-CASH INVESTING AND FINANCING ACTIVITIES
Debt discount from debt issuance costs	$10,000	$0

The accompanying notes are an integral part of these audited financial statements

F-7

EVERYSTORY, INC.

Notes to Financial Statements

December 31, 2015 and 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

EveryStory was incorporated on September 6, 2013 in the State of Delaware. The Company’s primary offices are in San Diego, California. The Company’s portfolio of products and service allows you to privately share your stories with friends and family. You can even invite them to add their own photos and stories. EveryStory’s mission is to simplify technology and make it available to everyone. ‘Simplicity with a human touch’ approach is built into the Company’s products, services, and customizable apps, while centering on personalization and ease of use. EveryStory’s principal market is the United States.

Accounting Basis

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The Company has elected a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates are made in relation to the allowance for doubtful accounts and the fair value of certain financial instruments.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less. As of December 31, 2015 and 2014, the Company’s cash balances were within the FDIC insurance coverage limits.

Fair Values, Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures

The fair value measurements and disclosure guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The levels of the fair value hierarchy are described below:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

•	Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.

•	Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

F-8

Disclosures for Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

The Company’s financial instruments mainly consist of cash, prepaids, other assets, long-term assets, accounts payable and accrued expenses and debt. The carrying amounts of its cash, prepaids, other assets, long-term assets, accounts payable and accrued expenses and current debt approximates fair value due to the Short-Term nature of these instruments. The debt consists of notes payables, the related party notes payables, and therefore its carrying amount also approximates fair value.

Concentration of Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash.  Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States. The Company occasionally maintains amounts on deposit with a financial institution that are in excess of the federally insured limits. The risk is managed by maintaining all deposits in high quality financial institutions.

For the year ended December 31, 2015 and 2014 there were no customers that accounted for a material portion of total revenues.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

Description	Useful Lives
Office Equipment and Computers	2 to 3 years

Expenditures associated with upgrades and enhancements that improve, add functionality, or otherwise extend the life of property and equipment are capitalized, while expenditures that do not, such as repairs and maintenance, are expensed as incurred.

Intangible Assets

Intangible assets consist of technology asset purchases. The Company amortizes intangible assets over the following useful lives:

Description	Weighted-Average Amortization Period
Intellectual Property	3 years

Valuation of Long-Lived Assets

Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment annually or whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses both an estimate of undiscounted future net cash flows of the assets over the remaining useful lives and a replacement cost method when determining their fair values. If the carrying values of the assets exceed the fair value of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their fair values. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires the Company to use estimates of future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests.

F-9

Revenue Recognition

In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on the Company’s policy for each respective element.

Subscriptions revenue is derived primarily from selling yearly subscriptions to customers that allow users to have further access to the EverStory platform. Registered users will have access to the EveryStory platform for therapy through their tablet. Registered users are required to pay $200 per year, and will have unlimited access to the EveryStory platform. Revenue from subscription services is recognized ratably over the contractual period, which is generally 12 months.

Amounts billed or collected in excess of revenue recognized are included as deferred revenue. Sales tax is excluded from reported net revenue. Although historical refunds have been minimal, the Company estimates allowances by revenue type based on information available as of each balance sheet date. This information includes historical refunds as well as specific known service quality issues. The Company records revenue for transactions in which it acts as an agent on a net basis, and revenue for transactions in which it acts as a principal on a gross basis.

Cost of Revenues

The Company’s cost of revenues includes expenses related to revenues.  Depreciation is not included within cost of sales.

Software Development

The Company accounts for internal use software development costs in accordance with authoritative guidance related to accounting for the costs of app and web software developed or obtained for internal use. Software development costs that are incurred in the preliminary development stage are expensed as incurred. Once certain criteria have been met (“application development stage”), direct costs incurred in developing or obtaining computer software are capitalized. Costs in the post-implementation/operation stage, including costs related to training and software maintenance, are expensed as incurred.

Research and Development

The Company engages in new software development efforts. Research and development expenses relating to possible future software are expensed as incurred. Research and development expenses were approximately $0 for the years ended December 31, 2015 and 2014.

Advertising Expenses

The Company expenses advertising costs as incurred. Advertising may consist of Media or Online Advertising and Marketing. As such, Advertising expenses were approximately $85,049 and $0 for the years ended December 31, 2015 and 2014.

Share-Based Compensation

The Company follows the provisions of ASC 718, Share-Based Payment, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  The Company uses the Black-Scholes pricing model for determining the fair value of share-based compensation.

The Company also follows the provisions of FASB ASC 505-50, “Equity-Based Payments to Non-Employees,” which addresses the accounting and reporting for both the issuer (that is, the purchaser or grantor) and recipient (that is, the goods or service provider or grantee) for a subset of share-based payment transactions. ASC 505-50 requires equity instruments issued to non-employees for goods or services are accounted for at fair value and are marked to market until service is complete or a performance commitment date is reached, whichever is earlier.

F-10

Loss per Share

Basic loss per Common Share is computed by dividing losses attributable to Common shareholders by the weighted-average number of shares of Common Stock outstanding during the period.

Diluted loss per Common Share is computed by dividing loss attributable to Common shareholders by the weighted-average number of Shares of Common Stock outstanding during the period increased to include the number of additional Shares of Common Stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding convertible Preferred Stock, stock options, warrants, and convertible debt. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s Common Stock can result in a greater dilutive effect from potentially dilutive securities.

For the years ended December 31, 2015 and 2014, all of the Company’s potentially dilutive securities (warrants, options, convertible preferred stock, and convertible debt) were excluded from the computation of diluted earnings per share as they were anti-dilutive.  The total number of potentially dilutive Common Shares that were excluded were 105,894 and 0 at December 31, 2015 and 2014, respectively.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

In July, 2006, the FASB issued ASC 740, Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. Under this pronouncement, the Company recognizes the financial statement benefit of a tax position only after determining that a position would more likely than not be sustained based upon its technical merit if challenged by the relevant taxing authority and taken by management to the court of the last resort. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority.

The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties on unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest and penalties since its inception.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The tax years for 2013 to 2015 remain open for federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax years.

Recent Accounting Pronouncements

In April 2015, the Financial Accounting Standards Board ("FASB") issued ASU 2015-03, Interest—Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs (“ASU-2015-03”). ASU 2015-03 requires companies to present debt issuance costs as a direct deduction from the carrying value of that debt liability. ASU 2015-03 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is allowed for financial statements that have not been previously issued. Entities would apply the new guidance retrospectively to all prior periods (i.e., the balance sheet for each period is adjusted). The adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Management has considered all other recent accounting pronouncements issued since the last audit of our consolidated financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s consolidated financial statements.

F-11

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $783,596, negative working capital of $397,751 and currently has no revenues to cover its operating costs, which raises substantial doubt about its ability to continue as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The future of the Company as an operating business will depend on its ability to (1) obtain sufficient capital contributions and/or financing as may be required to sustain its operations and (2) to achieve adequate revenues from its operations. Management's plan to address these issues includes, (a) continued exercise of tight cost controls to conserve cash, (b) obtaining additional financing, (c) placing revenue producing services into place (d) identifying and executing on additional revenue generating opportunities.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

NOTE 3 – PROPERTY AND EQUIPMENT

The Company’s property and equipment are comprised of the following as of December 31, 2015 and 2014:

	December 31, 2015	December 31, 2014
Computer & Equipment	$2,816	$650
Less: Accumulated Depreciation	(1,168)	(253)
Net Property and Equipment	$1,648	$397

Depreciation expense for the years ended December 31, 2015 and 2014 was $1,168 and $253, respectively.

NOTE 4 – ASSET ACQUISITION

On November 17, 2015, the Company completed an asset acquisition with StoryPress, Inc. for select contact lists and trademarks.  As consideration for the purchase, the Company paid $7,100.

The Company evaluated this acquisition in accordance with ASC 805, Business Combinations (10-55-4) to discern whether the assets and operations of StoryPress, Inc. met the definition of a business. The Company concluded there were not a sufficient number of key processes obtained to develop the inputs into outputs, nor could such processes be easily obtained by the Company. Accordingly, the Company accounted for this transaction as an acquisition of assets.

The transaction was accounted for in accordance with asset acquisition guidance found in ASC 805. The consideration transferred and assets acquired recognized is as follows:

Consideration paid:	$
Cash		7,100
Consideration received:	$
Intangible assets		7,100

Net value of assets purchased:		7,100

F-12

NOTE 5 – INTANGIBLE ASSETS

The Company’s intangible assets are comprised of the following on December 31, 2015 and 2014:

	December 31, 2015	December 31, 2014
Technology asset purchase	$7,100	$–
Less: Accumulated Amortization	–	–
Less: Impairment	(7,100)	–
Net Intangible Assets	$–	$–

Amortization expense for the years ended December 31, 2015 and 2014 was $0, respectively. For the year ending December 31, 2015, the Company impaired intangible assets related to the technology asset purchase due to the no revenue production, totaling $7,100.

NOTE 6 – LOANS PAYABLE

Notes Payable – Related Parties

Notes payable due to related parties consisted of the following as of December 31, 2015 and 2014:

Balance December 31, 2013	$4,218
Cash additions	500
Balance December 31, 2014	$4,718

Cash additions	135,000
Expense additions	69,499
Cash payments	(148,153)
Balance December 31, 2015	$61,064

During the years ended December 31, 2015 and 2014, the company Founder and CEO advanced $110,000 and $0, expense additions of $68,904 and $0, and were repaid $75,000 and $0, respectively.  The notes bear an interest rate of 0% per annum.

During the years ended December 31, 2015 and 2014, the company Founder and CTO advanced $25,000 and $500, expense additions of $595 and $0, and were repaid $73,153 and $0, respectively.  The notes bear an interest rate of 0% per annum.

Convertible Notes Payable – Related Parties

Convertible notes payable due to related parties consisted of the following as of December 31, 2015 and 2014:

Balance December 31, 2014	$–
Cash additions	58,667
Expense additions	1,333
Debt discount from debt issuance costs	(886)
Balance December 31, 2015	$59,114
Current portion	$29,114
Long-term portion	$30,000

F-13

On June 29, 2015, the Company issued convertible notes to two related party individuals for $30,000 that mature on December 31, 2016. The notes bear an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the lesser of 70% of the price per share paid by the investors for the next preferred stock in qualified financing or the quotient of $2,000,000 divided by the fully diluted capitalization of the company immediately prior to the closing date of the qualified financing. There were also loan service and attorney fees, which resulted in the Company recording a debt discount of $1,333 resulting from these issuance costs which is being amortized over the life of the loan to interest expense, leaving a discount balance of $886 at December 31, 2015.

On November 18, 2015, the Company issued convertible notes to two related party individuals for $30,000 that mature on November 18, 2017. The notes bear an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the lesser of 60% of the lowest price per share paid by the investors for the next preferred stock in qualified financing or the quotient of $5,000,000 divided by the fully diluted capitalization of the company immediately prior to the closing date of the qualified financing.

Convertible Notes Payable

Convertible notes payable due to non-related parties consisted of the following as of December 31, 2015 and 2014:

Balance December 31, 2014	$–
Cash additions	456,333
Expense additions	8,667
Debt discount from debt issuance costs	(5,757)
Balance December 31, 2015	$459,243
Current portion	$189,243
Long-term portion	$270,000

On June 29, 2015, the Company issued convertible notes to ten unrelated individuals for $195,000 that mature on December 31, 2016. The notes bear an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the lesser of 70% of the price per share paid by the investors for the next preferred stock in qualified financing or the quotient of $2,000,000 divided by the fully diluted capitalization of the company immediately prior to the closing date of the qualified financing. There was also loan service and attorney fees, which resulted in the Company recording a debt discount of $8,667 resulting from these issuance costs which is being amortized over the life of the loan to interest expense, leaving a discount balance of $5,757 at December 31, 2015.

On October 20, 2015, the Company issued a convertible note to an unrelated individual for $5,000 that mature on October 20, 2017. The note bears an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the lesser of 60% of the lowest price per share paid by the investors for the next preferred stock in qualified financing or the quotient of $5,000,000 divided by the fully diluted capitalization of the company immediately prior to the closing date of the qualified financing.

On November 18, 2015, the Company issued convertible notes to eleven unrelated individuals for $265,000 that mature on November 18, 2017. The notes bear an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the lesser of 60% of the lowest price per share paid by the investors for the next preferred stock in qualified financing or the quotient of $5,000,000 divided by the fully diluted capitalization of the company immediately prior to the closing date of the qualified financing.

NOTE 7 –PREFERRED STOCK

The Company has authorized 10,000,000 shares of $0.0001 par value per share Preferred Stock, of which the following no preferred stock were issued and outstanding.

NOTE 8 – COMMON STOCK

The Company has authorized 20,000,000 shares of $0.0001 par value per share Common Stock, of which 2,050,000 and 1,100,000 were issued outstanding as of December 31, 2015 and 2014, respectively. The Company subsequently amended its articles of incorporation on February 23, 2016 to increase the number of authorized shares to 100,000,000. The activity surrounding the issuances of the Common Stock is as follows:

F-14

Year Ended December 31, 2015

The Company issued 900,000 shares of Common Stock for net cash proceeds of $10,000 to Company founders. The Company also issued 50,000 shares of Common Stock as payment for services at $0.67 per share for a value of $33,500. The price per share for Common Stock issued for services was based on the relative fair market value of the Common Stock using the backsolve valuation method.

Year Ended December 31, 2014

The Company issued 1,100,000 shares of Common Stock for net cash proceeds of $10,000 to Company founders.

NOTE 9 – STOCK PURCHASE OPTIONS

The Board of Directors on 2015 approved the Company’s Stock Option Plan (“the Plan”). The purpose of the Plan is to advance the interests of the Company by encouraging and enabling acquisition of a financial interest in the Company by employees, consultants, and other key individuals. The Plan is intended to aid the Company in attracting and retaining key employees, to stimulate the efforts of such individuals and to strengthen their desire to remain with the Company. A maximum of 680,000 shares of the Company's Common Stock is reserved for issuance under stock options to be issued under the Plan. The Plan permits the grant of incentive stock options, non-statutory stock options and restricted stock awards. The Plan is administered by the Board of Directors or, at its direction, a Compensation Committee comprised of officers of the Company.

Stock Purchase Options

During the year ended December 31, 2015, the Company issued options to purchase a total of 486,200 shares of Common Stock valued at $75,457 with multiple vesting periods. The Company issued 127,200 options in conjunction to a consulting agreement entered into in May 10, 2015 and 359,000 options issued in conjunction with employment agreements entered into during the year. The options were valued using the Black-Scholes options pricing model under the assumptions noted below. The price per share for Common Stock for the stock options was based on the relative fair market value of the Common Stock using the backsolve valuation method of applying the Option Pricing Method (OPM).

During the year ended December 31, 2014, the Company did not issue any stock purchase options.

The following table summarizes the changes in options outstanding of the Company during the year ended December 31, 2015:

	Number of Options	Weighted Average Exercise Price $
Outstanding, December 31, 2014	–	$–
Granted	486,200	0.67
Expired	–	–
Outstanding, December 31, 2015	486,200	$0.67

Exercisable, December 31, 2015	174,827	$0.45

Additional information regarding stock options as of December 31, 2015, is as follows:

Date Issued	Number Outstanding	Number Exercisable	Exercise Price $	Weighted Average Remaining Contractual Life (Years)	Expiration Date	Proceeds to Company if Exercised $
5/10/2015	197,200	127,200	0.25	9.36	5/10/2025	49,300
5/10/2015	30,000	–	0.50	9.36	5/10/2025	15,000
6/1/2015	42,000	24,000	1.00	9.42	6/1/2025	42,000
7/1/2015	3,000	3,000	1.00	9.51	7/1/2025	3,000
8/1/2015	8,000	6,500	1.00	9.59	8/1/2025	8,000
8/31/2015	60,000	–	1.00	9.67	8/31/2025	60,000
9/1/2015	9,000	4,500	1.00	9.68	9/1/2025	9,000
9/15/2015	1,000	1,000	1.00	9.72	9/15/2025	1,000
10/1/2015	36,000	1,667	1.00	9.76	10/1/2025	36,000
10/15/2015	100,000	6,960	1.00	9.80	10/15/2025	100,000
	486,200	174,827				$323,300

F-15

The following table presents the assumptions used to estimate the fair values of the stock options granted:

	December 31, 2015	December 31, 2014
Expected volatility	77 - 83%	N/A
Expected dividends	0%	N/A
Expected term	10 Years	N/A
Risk-free interest rate	2.04 - 2.43%	N/A

As of December 31, 2015 and December 31, 2014 stock option expense of $33,993 and $-0- was recorded, respectively, leaving $41,464 of unrecognized stock option expense.

NOTE 10 – INCOME TAXES

There was no provision for, or benefit from, income tax during the years ended December 31, 2015 and 2014 respectively. The components of the net deferred tax asset as of December 31, 2014 and 2014:

	December 31, 2015	December 31, 2014
Operating loss carry forwards	$266,423	$2,410
Depreciation & amortization	(386)	(74)
Loss on impairment	(2,414)	–
Stock-based compensation	(21,091)	–
Total Deferred Tax Assets	242,532	2,336
Valuation allowance	(242,532)	(2,336)
Net Deferred Tax Asset	$–	$–

Federal and state net operating loss carry forwards were $7,089 and $783,596 as of December 31, 2014 and 2015, respectively. The net operating loss carry forwards expire between 2034 and 2035.

The following is a reconciliation of the amount of benefit that would result from applying the federal statutory rate to pretax loss with the provision for income taxes for the years ended December 31, 2015 and 2014, respectively:

	December 31, 2015	December 31, 2014
Tax at statutory rate (34%)	$(264,012)	$(1,771)
Non-deductible expenses	23,817	74
Change in valuation allowance	240,196	1,697
State tax benefit, net of federal tax effect	–	–
Provision for Income Taxes	$–	$–

In June 2006, FASB issued FASB ASC 740-10-05-6. The Company adopted FASB ASC 740-10-05-6 on January 1, 2013. Under FASB ASC 740-10-05-6, tax benefits are recognized only for the tax positions that are more likely than not be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in the company's tax return that do not meet these recognition and measurement standards.

Upon the adoption of FASB ASC 740-10-05-6, the Company had no liabilities for unrecognized tax benefits and, as such, the adoption had no impact on its financial statements, and the Company has recorded no additional interest or penalties. The Adoption of FASB ASC 740-10-05-6 did not impact the Company's effective tax rates.

F-16

The Company's policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits with the income tax expense. For the years ended December 31, 2015, and 2014, the Company did not recognize any interest or penalties in its Statement of Operations, nor did it have any interest or penalties accrued in its Balance Sheet at December 31, 2015 and 2014 relating to unrecognized benefits.

The tax years 2015, 2014, and 2013 remain open to examination for federal income tax purposes and by other major taxing jurisdictions to which the Company is subject.

NOTE 11 – FAIR VALUE MEASUREMENTS

For asset and liabilities measured at fair value, the Company uses the following hierarchy of inputs:

●	Level one — Quoted market prices in active markets for identical assets or liabilities;

●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Liabilities measured at fair value on a recurring basis at December 31, 2015, are summarized as follows:

	Level 1	Level 2	Level 3	Total
Fair value of options	$–	$75,457	$–	$75,457

Liabilities measured at fair value on a recurring basis at December 31, 2014, are summarized as follows:

	Level 1	Level 2	Level 3	Total
Fair value of options	$–	$–	$–	$–

Fair value is calculated using the Black-Scholes options pricing model.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Lease Agreements

Pursuant to a lease originally dated June 23, 2015, we currently occupy approximately 487 square feet of office space located at 7310 Miramar Road, San Diego, California on a month-to-month basis. The total lease expense is approximately $1,000 per month.

Rent expense for the year ended December 31, 2015 was $9,870.  Rent expense for the year ended December 31, 2014 was $0.

Below is a table summarizing the annual operating lease obligations over the next 5 years:

Year	Lease Payments
2016	$–
Thereafter	–
Total	$–

F-17

NOTE 13- SUBSEQUENT EVENTS

In accordance with ASC 855, Company’s management reviewed all material events through the date of this filing and determined that there were the following material subsequent events to report:

During subsequent period, the Company Founder and CEO advanced $80,000, expense additions of $21,130, and were repaid $57,000, respectively.  The notes bear an interest rate of 0% per annum.

During subsequent period, the Company Founder and CTO advanced $5,000, expense additions of $1,000, and were repaid $4,000, respectively.  The notes bear an interest rate of 0% per annum.

On February 9, 2016, the Company issued a convertible note to an unrelated individual for $100,000 that matures on October 20, 2017. The note bears an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the $0.67 per share.

On June 5, 2016, the Company issued 88,000 new shares for services as part of a purchase agreement for an SIT Patent at $0.67 per share for a value of $58,960.

On August 3, 2016, the Company entered into a promissory note purchase agreement with an unrelated individual for $20,000, which is still being closed and referrers to a Share Exchange Agreement with Knowledge Machine International, Inc. dated July 1, 2016, that matures on October 20, 2017. The note bears an interest rate of 12% per annum and is convertible into shares of the Company’s common stock at the $0.67 per share.

On September 1, 2016, the Company issued options to purchase a total of 106,100 valued at $63,678 with multiple vesting periods. The Company issued the options in conjunction with employment agreements. The price per share for Common Stock for the stock options was based on the relative fair market value of the Common Stock using the backsolve valuation method of applying the Option Pricing Method (OPM).

On September 13, 2016, the Company entered into a series A Preferred stock purchase agreement with two related individuals for 112,690 Series A preferred stock in settlement of $112,690 of related party notes.

On September 14, 2016, the Company amended a marketing and consulting agreement to issue an additional 25,000 shares of common stock at $0.67 per share for a value of $16,750.

On September 14, 2016, the Company issued 37,500 shares of common stock for in settlement of $60,000 accrued consulting fees at $0.67 per share for a value of $25,125. This resulted in a gain on settlement of debt of 34,875.

On September 21, 2016, the Company entered into an Amended and Restated Acquisition and Share Exchange Agreement with Knowledge Machine International, Inc. (“KMI”) and agreed to be taken over as a wholly owned subsidiary of KMI. Pursuant to the A&R Agreement, KMI issued 35.7733 shares of KMI common stock for each one share of EveryStory, Inc. common stock tendered. One hundred percent of the outstanding EveryStory common stock was exchanged for an aggregate of 101,436,457 shares of KMI common stock.

F-18